Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

The undersigned officers of Active Power, Inc., a Delaware corporation (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

1.	the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph F. Pinkerton, III
Joseph F. Pinkerton, III
Chairman of the Board, President and Chief Executive Officer
May 9, 2005

/s/ John Penver
John Penver
Vice President and Chief Financial Officer
May 9, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.